December 8, 1998                    Exhibit 5.1
The Board of Directors and Selling Stockholders
MPM Technologies, Inc.
222 W. Mission Avenue, Suite 30
Spokane, Washington 99201

         Re:      Registration Statement on
                  Form S-3 ("Registration Statement")
Gentlemen:
         You have asked for our opinion regarding the legality of 1,028,135 Shares of common stock, $.001 par value, including 762,126 shares issuable upon conversion of the Series A Convertible Preferred Stock, 116,009 shares of common stock held by certain shareholders, and 150,000 shares issuable upon exercise of options, all as set forth in the Registration Statement.

         As your counsel, we have reviewed and examined:

         1.       The Articles of Incorporation of the Corporation;

         2.       The Bylaws of the Corporation;

         3.       A copy of certain resolutions of the Corporation;

         4.       The Registration Statement; and

         5. The Certificate of Designation filed with the Washington Secretary of State describing the terms of the Series A Convertible Preferred Stock.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement will be legally issued, fully paid and nonassessable, provided that no less than par value is paid for any Shares.

         No opinion is expressed herein as to the application of state securities or Blue Sky laws.

         This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

         Notwithstanding the above, we consent to the reference to our firm name in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HAND & HAND

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